As filed with the Securities and Exchange Commission On March 30, 2006
                                         Registration Statement No. 333-52835-99


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    FORM S-3

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                         FORM S-4 REGISTRATION STATEMENT
                                       ON
                         FORM S-3 REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                          MISSION WEST PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)

            Maryland                                   952635431
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                               10050 Bandley Drive
                        Cupertino, California 95014-2102
                                 (408) 725-0700
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                  Carl E. Berg
                      Chairman and Chief Executive Officer
                          Mission West Properties, Inc.
                               10050 Bandley Drive
                        Cupertino, California 95014-2102
                                 (408) 725-0700
    (Address, including zip code, and telephone number, including area code, agent for service of process)
                                 ---------------

                        Copies of all communications to:

                                  Alan B. Kalin
                              Bingham McCutchen LLP
                             1900 University Avenue
                      East Palo Alto, California 94303-2223

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

     *THIS REGISTRATION STATEMENT IS FILED AS POST-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRANT'S FORM S-4 REGISTRATION STATEMENT NO. 333-52835-99 DECLARED EFFECTIVE ON NOVEMBER 23, 1998. ALL FILING FEES WERE PAID WITH THE EARLIER REGISTRATION STATEMENT.



--------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SECURITIES DESCRIBED IN THIS PROSPECTUS MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION,
                              Dated: March 30, 2006

                                   PROSPECTUS
                        86,088,095 Shares of Common Stock
                                 $.001 par value

                          Mission West Properties, Inc.
                               10050 Bandley Drive
                        Cupertino, California 95014-2102
                                 (408) 725-0700


     This prospectus relates to the public offering of up to 86,088,095 shares of common stock which we may issue to the holders of units of limited partnership interests, or O.P. units, in our four controlled operating partnerships, in exchange or redemption for an equal number of O.P. units under the terms of existing agreements between us and these holders who we refer to as the "selling stockholders." We will not receive any proceeds from any possible sale of the common shares by the selling stockholders. For information regarding the selling stockholders, see "Selling Stockholders" beginning on page 2 of this prospectus.

     We are registering the shares of common stock being offered by this prospectus in order to permit the selling stockholders to sell them without restriction, in the open market or otherwise. However, the registration of such shares does not necessarily mean that any of the O.P. units will be submitted for exchange or redemption or that any of the shares of common stock to be issued in exchange or redemption for the O.P. units will be offered or sold by the selling stockholders.

     The selling stockholders may offer their shares of common stock through public or private transactions, on or off the United States exchanges, at prevailing market prices, or at privately negotiated prices. This offering is not being underwritten.

     The common stock is listed on the American Stock Exchange and the Pacific Exchange and trades on these stock exchanges with the symbol "MSW". On March __, 2006 the closing price of one share of common stock, as quoted on the American Stock Exchange was $____.

                                ----------------

  THE SHARES OF COMMON STOCK INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS"
                              BEGINNING ON PAGE 2.

                                ----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SHARES OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this prospectus is March ____, 2006.

                                TABLE OF CONTENTS

                                                                                                       Page
Our Company......................................................................................      1
Risk Factors.....................................................................................      1
Use of Proceeds..................................................................................      2
The Selling Stockholders.........................................................................      2
Plan of Distribution.............................................................................      4
Where You Can Find More Information..............................................................      6
Incorporation by Reference.......................................................................      6
Legal Matters....................................................................................      6
Recent Developments..............................................................................      7
Experts..........................................................................................      7

     In this prospectus, "Mission West," "we," "us," and "our" refer to Mission West Properties, Inc.

     You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer of solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or shares may be sold under this prospectus on a later date.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     Some of the statements in this prospectus contain forward-looking statements within the meaning of the federal securities laws. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

     Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of us, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions.

     Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative or regulatory provisions affecting us (including changes to laws governing the taxation of Real Estate Investment Trusts ("REITs")), availability of capital, interest rates, competition, supply of and demand for office and industrial properties in our current and proposed market areas, tenant defaults and bankruptcies, and general accounting principles, policies and guidelines applicable to REITs. These risks and uncertainties, together with the other risks incorporated by reference under "Risk Factors" below or described from time to time in our reports and documents filed with the Securities and Exchange Commission (the "SEC" or the "Commission"), should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.

     Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these statements. We undertake no obligation to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus may not occur.

                                   OUR COMPANY


     Mission West acquires, markets, leases, and manages research and development ("R&D") properties primarily located in the Silicon Valley portion of the San Francisco Bay Area. As of December 31, 2005, we owned and managed 107 properties totaling approximately 7.8 million rentable square feet through four limited partnerships, or operating partnerships, for which we are the sole general partner. R&D property is designed for research and development and office uses and, in some cases, includes space for light manufacturing operations with loading docks. We believe that we have one of the largest portfolios of R&D properties in the Silicon Valley. For federal income tax purposes we have operated as a self-managed, self-administered and fully integrated REIT since fiscal 1999.

     In May 1998, Mission West, Carl E. Berg, his brother Clyde J. Berg, certain members of their respective immediate families, and certain entities in which Carl E. Berg and/or Clyde J. Berg held controlling or other ownership interests (collectively referred to as the "Berg Group") and certain other persons, including John T. Kontrabecki, entered into an acquisition agreement to effect an UPREIT transaction, which provided among other things, for our acquisition of interests as the sole general partner in each of the four operating partnerships named Mission West Properties, L.P., Mission West Properties, L.P. I, Mission West Properties, L.P. II, and Mission West Properties, L.P. III. In July 1998, the parties amended the acquisition agreement and agreed to consummate our acquisition of the general partner interests in each of the operating partnerships effective for financial and income tax accounting and reporting purposes as of July 1, 1998. At that time, all existing limited partnership interests in the operating partnerships were reclassified into 59,479,633 O.P. units which could be exchanged for shares of our common stock pursuant to the terms of an exchange rights agreement. Under the terms of the acquisition agreement, the operating partnerships and we also agreed to enter into a Pending Projects Acquisition Agreement, which permitted the acquisition by the operating partnerships of approximately 1.0 million additional rentable square feet upon the completion and leasing of a number of the pending development projects owned by certain members of the Berg Group. The acquisition agreement also gave us an option to acquire, through the operating partnerships, future R&D Property developments on Silicon Valley land owned by members of the Berg Group under the terms of the Berg Land Holdings Option Agreement and provided that the Berg Group members could elect to receive cash or O.P. units upon our exercise of the option. Since July 1, 1998, we have acquired approximately 3.1 million additional rentable square feet of R&D properties from the Berg Group under the Pending Projects Acquisition Agreement and the Berg Land Holdings Option Agreement for a total cost of approximately $633.0 million. We have issued a total of 27,962,025 O.P. units and assumed debt totaling approximately $308.0 million to acquire these properties.


Our principal executive offices are located at 10050 Bandley Drive, Cupertino, California 95014, and our telephone number is (408) 725-0700.

                                  RISK FACTORS

     An investment in our common stock is risky. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 16, 2006, and in our other filings with the SEC, which are incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement, or otherwise incorporated by reference in this prospectus. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in the applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, cash flows and financial condition could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

                                 USE OF PROCEEDS

     All net proceeds from the sale of the shares of common stock will go to the stockholders who offer and sell their shares. Accordingly, we will not receive any of the proceeds from sales of their shares by the selling stockholders.

                            THE SELLING STOCKHOLDERS

     This prospectus relates to the resale of shares of common stock that we might issue to the selling stockholders in exchange or redemption for O.P. units they held at the time of the UPREIT transaction or acquired subsequently under the Pending Projects Acquisition Agreement or the Berg Land Holdings Option Agreement. Most of the selling stockholders are members of the Berg Group. We might issue such shares under two alternatives. First, the exchange rights agreement permits every limited partner in the operating partnerships to tender O.P. units to us, and, at our election, to receive in exchange common stock on a one-for-one basis at then-current market value, an equivalent amount of cash, or a combination of cash and common stock, subject to the 9% overall ownership limit imposed on non-Berg Group stockholders under our charter document, or the overall 20% Berg Group ownership limit contained in the acquisition agreement, as the case may be. This exchange ratio is subject to adjustment for stock splits, stock dividends, recapitalizations of our common stock and similar types of corporate actions. In addition, once in each 12-month period beginning each December 29, the limited partners, other than Carl E. Berg and Clyde J. Berg, may exercise a put right to sell their O.P. units to the operating partnerships at a price equal to the average market price of the common stock for the 10-trading day period immediately preceding the date of tender. Upon any exercise of the put rights, we will have the opportunity for a period of 15 days to elect to fund the purchase of the O.P. units and purchase additional general partner interests in the operating partnerships for cash, unless the purchase price exceeds $1.0 million in the aggregate for all tendering limited partners, in which case, the operating partnerships or we will be entitled, but not required, to reduce proportionally the number of O.P. units to be acquired from each tendering limited partner so that the total purchase price is not more than $1 million.

     Under the exchange rights agreement, the holders of not less than 5% of the O.P. units are able to request resale registrations of shares of common stock acquired on exchange of O.P. units on a Form S-3, or any equivalent form of registration statement. We are obligated to effect no more than two such registrations in any 12-month period. We are obligated to assist the O.P. Unit holders in obtaining a firm commitment underwriting agreement for such resale from a qualified investment-banking firm. If registration on Form S-3, or an equivalent form, is not available for any reason, we are obligated to effect a registration of the shares to be acquired on exercise of the exchange rights on a Form S-11 registration statement, or an equivalent form, in an underwritten public offering, upon demand by the holders of no fewer than 500,000 O.P. units. All holders of O.P. units are entitled to participate in such registration. We have agreed to bear all costs of such registrations other than selling expenses, including commissions and separate counsels' fees of the O.P. unit holders. We are not required to effect any registration for resale on Form S-3, or equivalent form of shares of common stock issuable to the holders of O.P. units if the request is for less than 250,000 shares.

     If we determine, in our sole discretion, that it would be detrimental to us or our stockholders to offer or sell, or continue to offer or sell, any shares of common stock under this prospectus, we may deliver to the selling stockholders a certificate to this effect signed by the President of Mission West Properties stating that in the good faith judgment of our board of directors, and specifying a period of between 10 and 120 days in which the selling stockholders must suspend sales of common stock under this prospectus (though not necessarily by other means). We may exercise this right just once during any 12-month period.

     A total of 93,398,705 shares of our common stock issuable in exchange for the O.P. units outstanding at July 1, 1998 and the O.P. units to be issued pursuant to the pending projects acquisition agreement were registered under the Securities Act pursuant to a registration statement on Form S-4 filed with the SEC on May 15, 1998 and declared effective on November 23, 1998 (the "Registration Statement"). The following table sets forth certain information regarding the selling stockholders and the shares of common stock beneficially owned by each of them. Except as otherwise described below, none of the selling stockholders has held any office with, been employed by, or otherwise had a material relationship with us or our affiliates within the past three years, and the address of each selling stockholder is c/o Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014.

                                                                                                    Number of Shares
                                                                                    Number of      and Percentage of
                                                             Shares of Common       Shares of         Common Stock
               Name of Selling Stockholder                  Stock Beneficially     Common Stock       Beneficially
                                                               Owned before       Being Offered       Owned after
                                                               Offering (1)            (2)            Offering (1)
---------------------------------------------------------- --------------------- ----------------- -------------------
Carl E. Berg(3)                                                  33,646,499        33,646,499
---------------------------------------------------------- --------------------- ----------------- -------------------
Clyde J. Berg(4)                                                 19,436,162        19,436,162              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Clyde J. Berg, Trustee                                           13,252,925        13,252,925              0
   1981 Kara Ann Berg Trust
---------------------------------------------------------- --------------------- ----------------- -------------------
Berg & Berg Enterprises, LLC(5)                                     196,428           196,428              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Berg & Berg Enterprises, Inc.(6)                                 10,789,383        10,789,383              0
---------------------------------------------------------- --------------------- ----------------- -------------------
West Coast Venture Capital, Inc.(7)                                 169,131           169,131              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Kara Ann Berg(8)                                                    966,614           965,614            1,000
---------------------------------------------------------- --------------------- ----------------- -------------------
Sonya L. O'Rosky                                                  1,890,168         1,890,168              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Sherri L. Zorn                                                    1,740,168         1,740,168              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Thelmer G. Aalgaard                                               1,891,785         1,854,225            37,560
---------------------------------------------------------- --------------------- ----------------- -------------------
Brian Aalgaard                                                       83,291            72,179            11,112
---------------------------------------------------------- --------------------- ----------------- -------------------
Myron Crawford                                                       40,000            40,000              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Steve Aberle                                                         17,900            17,900              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Leighton Fargher                                                     30,000            30,000              0
---------------------------------------------------------- --------------------- ----------------- -------------------
Michael L. Knapp (9)                                                243,502           200,114            43,388
---------------------------------------------------------- --------------------- ----------------- -------------------
Knapp Investments, L.P. (9)                                          40,438            31,438            9,000
---------------------------------------------------------- --------------------- ----------------- -------------------
JTK Trust                                                         1,755,761         1,755,761              0
     2755 Campus Drive, Suite 100
     San Mateo, CA  94403
---------------------------------------------------------- --------------------- ----------------- -------------------

(1) Beneficial ownership is determined in accordance with the rules of the Commission, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and include securities which such person has the right to acquire within 60 days of February 28, 2006. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Common stock percentage ownership interest calculations are based on 18,448,791 shares outstanding as of February 28, 2006 and exclude all shares of common stock issuable upon the exercise of outstanding options other than the shares so issuable within 60 days under options held by the named person. Based on this determination of beneficial ownership, all of the persons or entities in the table hold less than one percent of the common stock before and after the offering.

(2) Assumes O.P. units are exchanged for shares of common stock without regard to (i) whether the selling stockholder has the right to exchange such O.P. units for shares of common stock within 60 days of February 28, 2006, and
     (ii) certain ownership limit provisions set forth in the Company's Articles of Amendment and Restatement and the acquisition agreement.

(3) Carl E. Berg is and has been our Chairman of the Board of Directors and Chief Executive Officer since 1997. This amount does not include any O.P. units or shares deemed beneficially owned by Mr. Berg that are held by any of the Berg Group entities listed in this table. Mr. Berg disclaims beneficial interest in any shares or O.P. units deemed beneficially owned by Kara Ann Berg, his daughter, and the 1981 Kara Ann Berg Trust.

(4) Clyde J. Berg is the brother of Carl E. Berg. This amount excludes O.P. units held by Mr. Berg as trustee of the 1981 Kara Ann Berg Trust and shares beneficially owned by Sonya L. O'Rosky and Sherri L. Zorn, his daughters, as to which he disclaims beneficial ownership. This amount does not include any O.P. units or shares deemed beneficially owned by Mr. Berg that are held by any of the Berg Group Entities listed in this table.

(5) Berg & Berg Enterprises, LLC is owned 15% by Carl E. Berg and 85% by the 1981 Kara Ann Berg Trust.

(6) Carl E. Berg is an executive officer and director, and Clyde J. Berg is a director, of Berg & Berg Enterprises, Inc. With members of their immediate families, Messrs. Berg beneficially own, directly and indirectly, all of the O.P. units held by Berg & Berg Enterprises, Inc.

(7) Carl E. Berg and Berg & Berg Enterprises LLC own 100% of the outstanding stock of West Coast Venture Capital, Inc.

(8) This amount does not include any O.P. units indirectly and/or beneficially owned by Kara Ann Berg through the 1981 Kara Ann Berg Trust or other Berg Group entities.

(9)  Mike Knapp is the Director of Operations of the Company.

                              PLAN OF DISTRIBUTION

     Each selling stockholder and any of his or her pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares of common stock:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-    privately negotiated transactions;

- broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

-    through options;

-    by pledge to secure debts and other obligations;

-    to cover short sales made pursuant to this prospectus;

-    a combination of any such methods of sale; or

-    any other method permitted pursuant to applicable law.

     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the selling security holder list to include the pledgee, transferee or other successors in interest as selling stockholder under this prospectus.

     The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. This prospectus may also be used by transferees of the selling stockholder, including broker-dealers or other transferees who borrow or purchase the shares to settle or close out short sales of shares of common stock. The selling stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each sale or non-sale related transfer.

     The selling stockholder may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholder. The selling stockholder may also sell shares short and deliver the shares to close out such short positions. The selling stockholder may also enter into option or other transactions with broker-dealers, which require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling stockholder may also pledge or loan the shares to a broker-dealer. The broker-dealer may sell the shares so loaned, or upon a default, the broker-dealer may sell the pledged shares pursuant to this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     The selling stockholder and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder.

     If the selling stockholder uses this prospectus for any sale of the common stock, they will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to the selling stockholder in connection with resales of its shares under this registration statement.

     We are required to pay all fees and expenses incident to the registration of the shares of common stock, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is filed as a part of a Post-Effective Amendment No. 2 to S-4 Registration Statement on Form S-3 Registration Statement to amend the Registration Statement and update the prospectus included in the Registration Statement. This prospectus does not contain all the information set forth in the post-effective amendment to the Registration Statement or the exhibits and schedules thereto filed in accordance with the rules and regulations of the SEC, and we are incorporating omitted information by this reference. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the terms of the contracts, agreements or documents and are not necessarily complete. You should read each exhibit for a more complete description of the matters involved.

     The post-effective amendment to the Registration Statement and the exhibits filed with the SEC may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The post-effective amendment to the Registration Statement and other information filed by the Company with the SEC also are available at the SEC's web site at http://www.sec.gov., which contained reports, proxy statements and other information about us filed electronically. Material filed by us may also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York.

                           INCORPORATION BY REFERENCE

     Under SEC rules we are disclosing additional information to you by referring to documents that we have filed previously with the SEC. Information that we incorporate by reference into this prospectus is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

     1. Registration Statement filed on May 15, 1998 and declared effective on November 23, 1998 (Registration No. 333-52835-99) (the "Registration Statement"), and the prospectus dated November 23, 1998 filed pursuant to SEC Rule 424(b)(3).

     2. Our Annual Report on Form 10-K for fiscal year ended December 31, 2005 filed with the SEC on March 16, 2006.

     3. The description of the common stock contained in the Registration Statement.

     In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment to the registration statement containing this prospectus, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the respective dates of filing of such documents.

     You may request a copy of these filings, at no cost upon written or oral request by writing or telephoning us at the following address or telephone number: Mission West Properties, Inc., 10050 Bandley Drive, Cupertino, California 95014; Attention: President; Telephone: (408) 725-0700.

     In addition, you may obtain a copy of these filings from the SEC as described above in the section entitled "Where You Can Find More Information."

                                  LEGAL MATTERS

     We have received opinions of counsel from Graham & James, LLP, Palo Alto, California and Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland concerning the validity of the shares of common stock offered for sale by this prospectus. A partner of Graham & James, LLP who rendered services to us beneficially owned 12,333 shares of common stock when the opinion of that law firm was provided to us.

                               RECENT DEVELOPMENTS

     In March 2006, we entered into a lease termination agreement with one tenant with respect to a lease for approximately 92,692 rentable square feet that expires in 2006. The tenant paid us a termination fee of approximately $676,000, which we have recorded as revenue in the current period.

     Also, in March 2006, one of our tenants, JDS Uniphase, entered into an assignment of lease agreement with an unrelated party, M & M Real Estate Control & Restructuring, LLC ("M&M"), in connection with leases for approximately 252,332 rentable square feet located in San Jose, California. M&M assumed all of JDS Uniphase's remaining obligations under these leases, acquired certain personal property of JDS Uniphase located on the premises and received a payment of approximately $11,147,000. At the same time, we entered into a consent for assignment of lease with both parties, and a mutual release agreement with JDS Uniphase, pursuant to which all of the JDS Uniphase's obligations under these leases have been effectively transferred to M&M. For financial accounting purposes, we will report this transaction as a lease termination and record approximately $11,147,000 as revenue in 2006. JDS Uniphase continues to be a tenant with respect to 80,641 rentable square feet at the same location. M&M must continue to perform all of the obligations under the assumed JDS Uniphase leases and has the right to sublease any or all of the 252,332 square feet vacated by JDS Uniphase for the remainder of the current lease terms, which expire in 2006 and 2007.


                                     EXPERTS

     The financial statements, schedules and management's report on the effectiveness of internal control over financial reporting incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their reports incorporated herein by reference, and are incorporated herein in reliance upon such reports given upon the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated as follows:

                  Securities and Exchange Commission Registration Fee. Previously Paid    $      ---
                  Legal Fees and Expenses*..................................................12,500.00
                  Accounting Fees and Expenses*..............................................7,500.00
                  Printing expenses/Transfer agent's fees*.....................................500.00

                  TOTAL*...................................................................$20,500.00
                                                                                           ----------

* Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2-418 of the Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Article IX of the Articles of Amendment and Restatement of Mission West Properties, Inc. (the "Charter") contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     Section 2-418 of the MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     The Charter also authorizes Mission West Properties, Inc. to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer, or any individual who, while a director of Mission West Properties, Inc. and at the request of Mission West Properties, Inc., serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of Mission West Properties, Inc. Article XII of the Bylaws obligates Mission West Properties, Inc., to the maximum extent permitted

                                    - II-1 -
by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (ii) any individual who, while a director of Mission West Properties, Inc. and at the request of Mission West Properties, Inc. serves or has served another corporation, real estate, investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit Mission West Properties, Inc. to indemnify and advance expenses to any person who served a predecessor of Mission West Properties, Inc. in any of the capacities described above and any employee or agent of Mission West Properties, Inc. and or a predecessor of Mission West Properties, Inc.

ITEM 16. EXHIBITS.

Exhibit
Number                           Description
-------                          -----------

2.1 Merger Agreement and Plan of Merger between Mission West Properties and Mission West Properties, Inc.(1)

3.1     Articles of Amendment and Restatement of Mission West Properties, Inc(1)

3.2     Restated Bylaws of Mission West Properties, Inc.(1)

5.1 Opinion of Graham & James LLP regarding the validity of the securities issued by the Company to be exchanged in the Reincorporation Merger(2)

5.2 Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding the validity of securities issued by Mission West-Maryland in the Reincorporation Merger(2)

10.1.1 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P. (3)

10.1.2 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P. I(3)

10.1.3 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P. II(3)

10.1.4 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P. III(3)

10.2 Exchange Rights Agreement between Mission West Properties, Inc. and the limited partners in the limited partnerships(3)

10.4.1 Acquisition Agreement, dated as of May 14, 1998, among Mission West Properties, Inc., Certain Partnerships and the Berg Group(1)

10.4.2  Amendment to Acquisition Agreement, dated as of July 1, 1998(1)

10.6 Pending Projects Acquisition Agreement among Mission West Properties, Inc., the Operating Partnership and the members of the Berg Group(3)

10.7 Berg Land Holdings Option Agreement between Mission West Properties, Inc. and certain members of the Berg Group(3)

23.1    Consent  of Graham  & James LLP  (included  in the opinion referenced in
        Exhibit 5.1)

23.2 Consent of Ballard Spahr Andrews & Ingersoll LLP (included in the opinion referenced in Exhibit 5.2)

23.3    Consent of  BDO Seidman, LLP,  Independent Registered  Public Accounting
        Firm

24.1    Powers   of   Attorney   (included   in the   signature   page to   this
        Post-Effective Amendment No. 2 to S-4 Registration Statement)

------------------------------

(1) Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-4/A filed on July 20, 1998 and declared effective on November 23, 1998.

                                    - II-2 -

(2) Incorporated herein by reference to the same-numbered exhibit to the Registration Statement on Form S-4/A filed on November 20, 1998 and declared effective on November 23, 1998.

(3) Incorporated herein by reference to the same-numbered exhibit to the Company's Post-effective Amendment No. 1 to Registration Statement on Form S-4 filed on Form S-3 on February 11, 1999 (Commission File No. 333-52835-99)

ITEM 17. UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)To include any  material  information  with  respect to the
                    plan  of  distribution  not  previously   disclosed  in  the
                    registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)  That,  for  the  purpose  of  determining   liability  under  the
               Securities Act of 1933 to any purchaser:

               (i)  If the Registrant is relying on Rule 430B:

                    (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to

                                    - II-3 -

                         Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

               (ii) If the Registrant is subject to Rule 430C,  each  prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

               The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

               (ii) Any  free  writing  prospectus   relating  to  the  offering
                    prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

               (iii) The portion of any other free writing  prospectus  relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

               (iv) Any  other  communication  that is an offer in the  offering made by the undersigned Registrant to the purchaser.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
          Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial

                                    - II-4 -
          bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to Form S-4 Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on March 30, 2006.

                                   Mission West Properties, Inc.

                                   By:/s/ Carl E. Berg
                                      -----------------------------
                                      Carl E. Berg
                                      Chairman of the Board, Chief Executive
                                      Officer (Principal Executive Officer)

                                   By:/s/ Wayne N. Pham
                                      -----------------------------
                                      Wayne N. Pham
                                      Vice President of Finance and Controller
                                      (Principal Accounting Officer)

                                    - II-5 -

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated, effective March 30, 2006.


       Signature                                      Title
       ---------                                      -----
 /s/ Carl E. Berg                         Chairman of the Board, Chief Executive
 ---------------------------              Officer and Director
 Carl E. Berg

 /s/ John C. Bolger                        Director
 ---------------------------
 John C. Bolger

 /s/ William A. Hasler                     Director
 ---------------------------
 William A. Hasler

 /s/ Lawrence B. Helzel                    Director
 ---------------------------
 Lawrence B. Helzel




By: /s/ Carl E. Berg
   ------------------------
   Carl E. Berg
   Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number                                Description
------                                -----------
2.1 Merger Agreement and Plan of Merger between Mission West Properties and Mission West Properties, Inc.(1)

3.1     Articles of Amendment and Restatement of Mission West Properties, Inc(1)

3.2     Restated Bylaws of Mission West Properties, Inc. (1)

5.1 Opinion of Graham & James LLP regarding the validity of the securities issued by the Company to be exchanged in the Reincorporation Merger(2)

5.2 Opinion of Ballard Spahr Andrews & Ingersoll LLP regarding the validity of securities issued by Mission West-Maryland in the Reincorporation Merger(2)

10.1.1 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P.(3)

10.1.2 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P. I(3)

10.1.3 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P. II(3)

10.1.4 Amended and Restated Agreement of Limited Partnership of Mission West Properties, L.P. III(3)

10.2    Exchange   Rights  Agreement   between  the   Company  and  the  Limited
        Partners(3)

10.4.1 Acquisition Agreement, dated as of May 14, 1998, among the Company, Certain Partnerships and the Berg Group(1)

10.4.2  Amendment to Acquisition Agreement, dated as of July 1, 1998(1)

10.6 Pending Projects Acquisition Agreement among the Company, the Operating Partnership and the members of the Berg Group(3)

10.7 Berg Land Holdings Option Agreement between the Company and certain members of the Berg Group(3)

23.1    Consent of  Graham &  James LLP  (included  in the opinion referenced in
        Exhibit 5.1)

23.2 Consent of Ballard Spahr Andrews & Ingersoll (included in the opinion referenced in Exhibit 5.2)

23.3    Consent of BDO  Seidman,  LLP, Independent  Registered Public Accounting
        Firm

24.1    Powers   of  Attorney    (included  in   the  signature   page  to  this
        Post-Effective Amendment No. 2 to S-4 Registration Statement)

-------------------------

(1) Incorporated herein by reference to the same-numbered exhibit to the Company's Registration Statement on Form S-4/A filed on July 20, 1998 and declared effective on November 23, 1998.

(2) Incorporated herein by reference to the same-numbered exhibit to the Registration Statement on Form S-4/A filed on November 20, 1998 and declared effective on November 23, 1998.

(3) Incorporated herein by reference to the same-numbered exhibit to the Company's Post-effective Amendment No. 1 to Registration Statement on Form S-4 filed on Form S-3 on February 11, 1999 (Commission File No. 333-52835-99)

                                    - II-7 -